SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 25, 2001



                             GOURMETMARKET.COM, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)



            Delaware                    0-27391                 51-0347728
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        (State or other               (Commission              (IRS Employer
        jurisdiction of                File Number)          Identification No.)
         incorporation)



                      7000 W. Palmetto Park Road, Suite 501
                            Boca Raton, Florida 33433
                            -------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (561) 620-9202


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         (Former name or former address, if changed since last report.)




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Item 2. Acquisition or Disposition of Assets

         On May 25, 2001, GourmetMarket.com completed the acquisition of Global Technology Marketing International, Inc., d/b/a/ TargitMail, a privately held leading permission based e-mail marketing company based in Portsmouth, New Hampshire. The Company also announced that is in the process of changing its name to better reflect its new focus on interactive marketing.

         The purchase price was $400,000 of convertible promissory notes that are convertible into approximately 40% of the Company's common stock to be outstanding after the planned FirstPop acquisition that has been announced but not finalized.

         Based in Portsmouth, New Hampshire, TargitMail is a permission based e-mail marketing company whose mission is to be the leading provider of permission based e-mail marketing services and solutions to businesses ranging from small office/home office businesses to Fortune 500 companies. TargitMail aggregates e-mail active end-use customers into a unified database of rich profiles that enables marketers to launch cost effective direct e-mail marketing campaigns to targeted recipients. The company utilizes its proprietary Electronic Targeted Opt-In Messaging (eTOM) network to collect, sort and analyze e-mail addresses and relevant marketing information as well as cost effectively send advertisements to e-mail recipients in TargitMail's database on a permission only basis.

Item 5. Other Information

         In May 2001, the Board of Directors has named Noel J. Guillama as Chairman and CEO. The Company also announced that C. Lawrence Rutstein will stay on as Vice Chairman. This is the Company's first step in its previously announced new focus on interactive marketing.

         Noel Guillama brings to the Company extensive experience in mergers and acquisitions and in building fast growing integrated organizations. He has been involved in various industries ranging from print media, broadcasting, cable, real estate, construction and healthcare. He has served as an officer and/or director in various public companies, and was previously Founder, Chairman and CEO of Metropolitan Health Networks, Inc. (OTCBB:MDPA). Under Guillama's leadership Metropolitan grew from a startup to a company with $100 million in revenues in four years.

Item 7. Financial Statements And Exhibits.

(a)      Financial Statements of Businesses Acquired.

The required audited financial statements of Global Technology Marketing International, Inc. will be filed within the required time period.

(b)      Pro Forma Financial Information.

     The required pro forma financial statements will be filed with the audited financial statements.

(c)      Exhibits.

2.2 Merger Agreement by and among GourmetMarket.com, Inc., a Delaware corporation, TM.com Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and Global Technology Marketing International, Inc., a Delaware corporation d/b/a TargitMail.com Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GOURMETMARKET.COM, INC.

         Date:  June 4, 2001             By:  /s/ Noel J, Guillama
                                              --------------------
                                         Noel J. Guillama, President